UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive
offices, including zip code)
Registrant’s telephone number, including area code:          (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 23, 2011, two directors of CVR Energy, Inc. (the “Company”), Scott L. Lebovitz and John K. Rowan, informed the Company that they do not intend to stand for re-election to the board of the Company at this year’s annual meeting. These directors were previously nominated to the board pursuant to nomination rights granted to certain funds affiliated with Goldman, Sachs & Co., which recently sold its interest in the Company.
     On March 1, 2011, a third director of the Company, Stanley de. J. Osborne, informed the Company that he does not intend to stand for re-election to the board of the Company at this year’s annual meeting. Mr. Osborne was previously nominated to the board pursuant to nomination rights granted to certain funds affiliated with Kelso & Company, L.P., which recently sold a substantial portion of its interest in the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 1, 2011

CVR Energy, Inc.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary